Exhibit 10.8

                             ASSIGNMENT OF BLM CLAIM


For value received I (Larry L. Lozensky) assign all of my rights and interest in BLM claim #340152 otherwise known as TL#2 to Gold and Minerals Co. Inc.

/s/ Larry L. Lozensky

(Signature)
Larry L. Lozensky